EXHIBIT 99.1

Adaptive Medias Signs Top Blogging Site to Media Graph Ad-Tech Platform

IRVINE, Calif., Sept. 16, 2015 (GLOBE NEWSWIRE) -- Content syndication and monetization company, Adaptive Medias, Inc. (OTCQB:ADTM), a leader in programmatic advertising across mobile, video and online display, today announced it has signed top blogging site CultofMac.com to its Media Graph ad-tech platform. Adaptive Medias expects to realize initial revenues from this contract during the current third quarter.

Cult of Mac is an independently owned website that features Apple products and its community, including a daily digest of news, reviews and how-tos. The website, which enjoys several million views per month, is also part of the distinguished Federated Media network A-list blogs. The site's writers have written for publications that include Wired, Scientific American, The Guardian, Playboy, Popular Mechanics, Mac Life, The New York Times, Newsweek and The Daily Telegraph. Cult of Mac will be leveraging Media Graph's mobile-first digital video player, premium video content and the platform's advertising capabilities.

Leander Kahney, Editor and Publisher of CultofMac.com, said, "We pride ourselves in our ability to consistently deliver impactful and engaging content to our audiences. Media Graph will empower us with streamlined content management and distribution, more control over our monetization, and efficient solutions so we can maximize audience engagement," Kahney concluded.

"Media Graph is a powerful monetization tool for clients who are in need of a comprehensive solution to a constantly evolving industry," said John B. Strong, CEO of Adaptive Medias. "We're delighted to be working with a brand who is at the forefront of recognizing where the digital video industry is headed, the value that video brings to an online destination, and the audiences who demand it."

According to Animoto's Online and Social Video Marketing Study for 2015, online video is no longer a nice-to-have -- 56% of audiences expect it. Additionally, Animoto found that consumers were four times more interested in watching a video about a product rather than just reading about it. The study also warned that close to 25% of audiences lose interest when brands don't include video.

ABOUT CULTOFMAC.COM

CultofMac.com, based in San Francisco, is an independently-owned website about Apple, its products and community. The website publishes a daily digest of news, reviews and how-tos. CultofMac.com is part of the Federated Media network of A-list blogs. The site is edited by Leander Kahney, former editor of Wired.com, and bestselling author of three books about Apple and Steve Jobs. The staff is an international team of Apple experts, blogging around the clock, who have also written for Wired, Scientific American, The Guardian, Playboy, Boing Boing,Popular Mechanics, Mac|Life, The New York Times, Newsweek, The Daily Telegraph, the BBC, MacUser and Macworld.

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias, Inc. (OTCQB:ADTM) is a leading provider of mobile video delivery and monetization solutions for publishers, content producers and advertisers. The company's comprehensive mobile video technology platform, Media Graph, facilitates the delivery of integrated, engaging video content and impactful ad units across all screens and devices. Adaptive Medias is one of the first companies to offer clients a digital video player built specifically for the mobile world. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

SAFE HARBOR STATEMENT

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

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